UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2017

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio		45342
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers Compensatory Arrangements of Certain Officers.

Election of Two New Directors

On January 30, 2017, the Board of Directors (the “Board”) of Teradata Corporation (the “Company” or “Teradata”) expanded the size of the Board from nine directors to eleven and elected Timothy C.K. Chou and Daniel R. Fishback as directors, effective as of January 31, 2017 (the “Effective Date”). Mr. Fishback was elected to Class I, with a term expiring at the Annual Meeting of Stockholders in 2017, and Mr. Chou was elected to Class II, with a term expiring at the Annual Meeting of Stockholders in 2018, or in either case, until such time as his successor is duly elected and qualified or as is otherwise provided in Teradata’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The Board has determined that Messrs. Chou and Fishback are each independent under Teradata’s Board of Directors Corporate Governance Guidelines and the requirements of the New York Stock Exchange. There are no arrangements or understandings between either of the new directors and any other person pursuant to which he was elected as a director. There are no transactions involving either of the new directors that would be required to be reported under Item 404(a) of Regulation S-K. The new directors have not yet been named to Board committees.

As of the Effective Date, each of the new directors will participate in certain non-employee director compensation arrangements under the Teradata Corporation Director Compensation Program (the “Program”), a copy of which may be found at Exhibit 10.5 to the Quarterly Report on Form 10-Q filed by Teradata with the U.S. Securities and Exchange Commission on August 8, 2011 (SEC file number 001-33458). Under the terms of the Program, each of the new directors will receive a prorated annual retainer for the year ending on the date of the Company’s 2017 Annual Meeting of Stockholders in the amount of $12,500.

Under the Company’s equity approval policy, no equity-based award may be granted to non-employee directors during a Company blackout period. Because Teradata was in a blackout period on the Effective Date, the Board has deferred approval of any equity grants to the new directors until after Teradata’s fourth quarter blackout period expires in early February 2017. At that time, the Board expects to approve equity grants under the terms of the Program for each of the new directors, including an initial restricted share unit equity grant with a value of $75,000 and a prorated annual restricted share unit equity award with a value of $62,500.

On January 31, 2017, Teradata issued a press release that announced the election of Messrs. Chou and Fishback, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Adoption of Teradata Executive Severance Plan

On January 30, 2017, the Compensation and Human Resource Committee of the Board (the “Compensation Committee”) adopted the Teradata Executive Severance Plan (the “Executive Severance Plan”), to be effective as of February 1, 2017.

The Executive Severance Plan was adopted to provide severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in the plan, including all of the Company’s current named executive officers other than our President and Chief Executive Officer, Victor L. Lund. Mr. Lund will not participate in the Executive Severance Plan. For purposes of determining severance benefits under the Executive Severance Plan, each participant will be designated as either a “Level I” participant (including the current named executive officers other than Mr. Lund) or a “Level II” participant.

In general, the Executive Severance Plan will provide the severance benefits described below to a participant whose employment is terminated (a) at any time, by the Company without cause (and not as a result of the participant’s disability or death), or (b) within two years after (or in limited circumstances, within six months before) a change in control of the Company, by the participant for “good reason” as defined in the Executive Severance Plan:

•	Salary and target bonus continuation (1 year for Level I participants and 6 months for Level II participants), payable in installments over the applicable severance period;

•	A prorated annual cash incentive bonus for the year of termination (generally based on the executive’s “target” bonus opportunity and actual Company performance as determined under the Company’s Management Incentive Plan for executives who participate in that plan and whose employment is terminated prior to a change in control of the Company);

•	Continued medical, dental and visual care coverage for 18 months, with the Company continuing to subsidize its share of the premium for the same period as salary continuation (1 year and 6 months for Levels I and II participants, respectively);

•	Outplacement services (1 year and 6 months for Levels I and II participants, respectively);

•	Pro rata vesting of time-based and performance-based restricted share units (subject to achievement of applicable performance goals for performance-based restricted share units); and

•	For all retirement-eligible participants (i.e., participants aged 55 or older), an additional year of vesting service for stock options and time-based restricted share units (but not performance-based restricted share units) until the earlier of 3 years or the original option expiration date to exercise vested stock options.

Severance benefits under the Executive Severance Plan generally will be in lieu of, and will not duplicate, any benefits otherwise payable under another severance plan, program, policy or agreement maintained by the Company, but any participant who is entitled to receive severance benefits under the Teradata Change in Control Severance Plan (the “CIC Plan”) would receive such severance benefits under the CIC Plan in lieu of (and not in duplication of) any severance benefits under the Executive Severance Plan.

In order to receive severance benefits under the Executive Severance Plan, a participant must agree to a release of claims against the Company. As a condition of participation in the Executive Severance Plan, each eligible employee must also agree to comply with certain restrictive covenants, including non-competition, non-solicitation, non-disparagement and confidentiality provisions to the extent permissible under applicable law.

The Executive Severance Plan generally may be amended by the Compensation Committee at any time, and the Compensation Committee generally may terminate, or remove a participant from, the Executive Severance Plan by written notice at least 180 days prior to termination or removal. However, the Executive Severance Plan may not be terminated or amended, and participants may not be removed, in anticipation of or within two years after a change in control in a manner that would adversely affect the rights of any participants. Further, if a change in control occurs within 180 days after the termination or amendment of the Executive Severance Plan that would adversely affect the rights of participants, that termination or amendment will not be effective.

The foregoing description of the Executive Severance Plan is not complete and is subject to and qualified in its entirety by reference to the plan, which is attached as Exhibit10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is attached with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Teradata Executive Severance Plan, effective as of February 1, 2017.

99.1	Press Release dated January 31, 2017, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Laura K. Nyquist General Counsel and Secretary

Dated: February 3, 2017

Index to Exhibits

Exhibit No.	Description
10.1	Teradata Executive Severance Plan, effective as of February 1, 2017.

99.1	Press Release dated January 31, 2017, issued by the Company.